UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 13, 2017

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-02382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2017, MTS Systems Corporation (the “Company”) announced the retirement of William E. Bachrach as the Company’s President, Test, effective as of January 13, 2017. On January 13, 2017, in connection with Dr. Bachrach’s retirement, the Company entered into a consulting agreement (the “Consulting Agreement”) with him pursuant to which Dr. Bachrach will provide certain consulting services to the Company, primarily to assist with the transition to new leadership in the Test segment, from January 14, 2017 through March 31, 2017. Under the Consulting Agreement, the Company guarantees to provide cash payments to Dr. Bachrach at a rate of $10,000 a month for the term of the Consulting Agreement.

The foregoing summary of the Consulting Agreement is subject to, and qualified in its entirety by, the full text of the Consulting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being filed herewith:

10.1	Consulting Agreement, dated as of January 13, 2017, by and between MTS Systems Corporation and William E. Bachrach.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: January 13, 2017	By:	/s/ Jeffrey P. Oldenkamp
Jeffrey P. Oldenkamp
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Title	Method of filing
10.1	Consulting Agreement, dated as of January 13, 2017, by and between MTS Systems Corporation and William E. Bachrach	Filed electronically